UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2017

comScore, Inc.

(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438–2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2017, comScore, Inc. (the “Company”) received a notification letter, as expected, from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel had determined to delist the shares of the Company’s common stock from The Nasdaq Global Select Market and, accordingly, would suspend trading in the Company’s common stock effective at the open of business on February 8, 2017. The Company has appealed the decision to the Nasdaq Listing and Hearing Review Council (the “Council”), including a request for a stay of the suspension prior to February 8, 2017, although no assurance can be given that such a stay will occur by that date or that the appeal will be successful in preventing the delisting of the Company’s shares.

As previously reported, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). On October 25, 2016, the Panel granted the Company’s request for continued listing of its common stock on Nasdaq until February 23, 2017, subject to certain conditions. One of the Panel’s conditions for continued listing required the Company file with the SEC by February 23, 2017 its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2016, June 30, 2016 and September 30, 2016 (collectively, the “Reports”). The Panel decision also required the Company to notify the Panel immediately in the event that it was determined that the Company would not satisfy the February 23, 2017 deadline, if an event occurred that would substantially jeopardize the Company’s ability to meet that date or if any other significant events occurred before February 23, 2017. As previously disclosed, the Company also is not in compliance with Nasdaq Listing Rule 5620(a), which required the Company to hold an annual meeting of stockholders for fiscal year 2015 by no later than December 31, 2016. On February 2, 2017, the Company informed the Panel of its determination that it would be unable to satisfy the February 23, 2017 deadline for filing the Reports.

Following suspension of trading of the Company’s common stock on The Nasdaq Global Select Market, the Company’s shares will be quoted on the OTC Markets under the trading symbol SCOR. For quotes or additional information on the OTC Markets, you may visit http://www.otcmarkets.com.

As the Panel has determined to delist the Company’s shares from The Nasdaq Global Select Market following suspension of trading in the Company’s shares, Nasdaq will complete the delisting by filing a Form 25-NSE (Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934) with the SEC once the appeal process has concluded. In the event the Company is not successful in its appeal, the Company intends to promptly seek relisting of its common stock on a major exchange once the restatement is complete and all SEC filings are current.

On February 6, 2017, the Company issued press releases announcing the Company’s notification to the Panel of its inability to satisfy the February 23, 2017 deadline and announcing the Company’s receipt of the Panel determination letter, which press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated by reference herein.

The Company disclaims any intention to update this Current Report on Form 8-K to disclose any further response or action that the Company may take after the filing of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 6, 2017 regarding comScore Update on Nasdaq Listing

99.2	Press release dated February 6, 2017 regarding comScore Announcement on Anticipated Delisting from Nasdaq

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David Chemerow
David Chemerow
Chief Financial Officer

Date: February 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 6, 2017 regarding comScore Update on Nasdaq Listing

99.2	Press release dated February 6, 2017 regarding comScore Announcement on Anticipated Delisting from Nasdaq